Exhibit 10.1
AMENDMENT
TO
TREEHOUSE FOODS, INC. EQUITY AND INCENTIVE PLAN
     Whereas, TreeHouse Foods, Inc., a Delaware corporation (the “Company”), maintains the TreeHouse Foods, Inc. Equity and Incentive Plan (the “Plan”); and
     Whereas, in accordance with the Charter of the Compensation Committee of the Board of Directors of the Company and the provisions of Section 303A.08 of the NYSE Listed Company Manual, the Compensation Committee has approved an amendment to Section 6(b) of the Plan;
     Now, Therefore, the second sentence of Section 6(b) of the Plan is hereby amended by amending and restating such sentence in its entirety as follows: “Subject to the Participant’s continued employment with his or her Employer on such date, the Restriction Period shall lapse upon the third anniversary of the grant date.”
     In Witness Whereof, on behalf of the Company, the undersigned officer has executed this amendment this 3rd day of August, 2007.

TreeHouse Foods, Inc.
By:	/s/ Thomas E. O’Neil
Its: Senior Vice President, General Counsel
and Chief Administrative Officer